UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 29, 2006

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1800 West Loop South, Suite 500
Houston, Texas	77027

(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (713) 860-1500

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2006, Integrated Electrical Services, Inc. (the “Company”) entered into the First Amendment, dated as of June 1, 2006 (the “First Amendment”), to the Term Loan Agreement, dated as of May 12, 2006 (the “Loan Agreement”), with Eton Park Fund, L.P. and an affiliate, Flagg Street Partners LP and affiliates, and Wilmington Trust Company as administrative agent. The First Amendment amended the Loan Agreement to, among other things, permit the Company to issue $1,000,000 in its common stock to Tontine Capital Partners, L.P. in exchange for $1,000,000 in cash, the proceeds of which the Company will use to invest $1,000,000 in Energy Photvoltaics, Inc. (collectively, the “Transaction) without the Transaction reducing the Company’s existing $2,000,000 limit on permitted investments or violating the restriction on transactions with affiliates contained in the Loan Agreement.

The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

The Company has also received the requisite consent to the Transaction from its lenders under the Loan and Security Agreement, dated May 12, 2006, by and among the Company, certain of its subsidiaries and Bank of America, N.A. and the lenders party thereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.
Exhibit Number	Description
10.1

First Amendment, dated as of June 1, 2006, to the Term Loan Agreement, dated May 12, 2006, by and among Integrated Electrical Services, Inc., Eton Park Fund, L.P. and an affiliate, Flagg Street Partners LP and affiliates, and Wilmington Trust Company as administrative agent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

By: /s/ Curt L. Warnock

Curt L. Warnock

Senior Vice President and General Counsel

Date: June 30, 2006

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EXHIBIT INDEX

Exhibit Number	Description
10.1

First Amendment, dated as of June 1, 2006, to the Term Loan Agreement, dated May 12, 2006, by and among Integrated Electrical Services, Inc., Eton Park Fund, L.P. and an affiliate, Flagg Street Partners LP and affiliates, and Wilmington Trust Company as administrative agent

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